UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

JMG EXPLORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-32438 (Commission File Number)	20-1373949 (IRS Employer Identification No.)

2200, 500–4th Avenue S.W.

Calgary, Alberta Canada T2P 2V6

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (403) 537-3250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.   Material Modifications to Rights of Security Holders

On December 5, 2006, JMG Exploration, Inc. extended the term of its common stock purchase warrants (NYSE ARCA: JMG+) by one year from January 15, 2007 to January 15, 2008. The warrants continue to have an exercise price of $5.00 and each warrant is exercisable into one share of JMG common stock.

Item   8.01 Other Events

In addition to the one year extension of the publicly traded warrants, as described under Item 3.03, JMG Exploration, Inc. also extended the term of its other outstanding warrants by one year through January 15, 2008, consisting of the Series A Warrants which have an exercise price of $6.00 and the Series B warrants which have an exercise price of $4.25. Both the Series A and Series B warrants were issued in private placements prior to JMG’s initial public offering. All three of the currently outstanding series of warrants are exercisable into one share of JMG common stock. The extension is described in more detail in the press release attached as exhibit 99.1 hereto.

Item 9.01.   Financial Statements and Exhibits

Exhibits

Number	Description
99.1	Press Release dated December 5, 2006

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG EXPLORATION, INC. (Registrant)

Dated: December 6, 2006	By: /s/ Marcia Johnston Name: Marcia Johnston Title: General Counsel